Exhibit 99.1

                      [GRAPHIC OMITTED]
                      [ALLIANT ENERGY]
                                                                 Alliant Energy
                                                         Worldwide Headquarters
                                                       4902 North Biltmore Lane
                                                                 P.O. Box 77007
                                                         Madison, WI 53707-1007
                                                          www.alliantenergy.com
News Release
-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE             Media Contact: Chris Schoenherr (608)458-3924
                                  Investor Relations:  Eric Mott (608) 458-3391

ALLIANT ENERGY UPDATES 2002 ADJUSTED EARNINGS GUIDANCE, AFFIRMS DIVIDEND COMMITMENT AND ISSUES INITIAL 2003 ADJUSTED EARNINGS GUIDANCE

      MADISON, Wis. - July 18, 2002 - Alliant Energy Corporation (NYSE: LNT) today updated its 2002 adjusted earnings guidance, affirmed its $2.00 per share annual dividend payment, issued its initial adjusted earnings guidance for 2003 and announced details related to an upcoming conference call to discuss these issues.

UPDATED 2002 ADJUSTED EARNINGS GUIDANCE

      Alliant Energy is lowering its 2002 adjusted earnings guidance to a range of $1.35 - $1.55 per diluted share from its previous guidance of $2.10
- $2.30. Certain significant factors have contributed to Alliant Energy providing updated 2002 adjusted earnings guidance. These factors include: changes in the anticipated timing and amount of utility rate relief that may be realized in 2002, a continued sluggish economy, the impact of lower than anticipated oil and gas prices and volumes, the elimination of previously anticipated earnings from Alliant Energy's electricity trading joint venture given the pending sale of such investment and the lower than anticipated second quarter results. The company incurred one-time asset valuation charges of $0.10 per share in the first quarter and expects to incur additional one-time asset valuation and other charges of approximately $0.08 per share in the second quarter. Such items are included in the updated earnings guidance. The guidance does not include the impact of certain non-cash SFAS 133 valuation adjustments, asset valuation charges recorded in the first half of 2002 of $0.18 per share related to Alliant Energy's McLeodUSA investment, certain gains/losses realized from any potential sales of non-strategic assets or additional asset valuation charges that Alliant Energy may incur in the second half of 2002.

      "While the first half of 2002 has been a difficult one for our company, our core utility business remains strong, profitable and operationally sound and currently has over $250 million of rate increases pending in its various jurisdictions," says Erroll B. Davis, Jr., chairman, president and CEO of
Alliant Energy.   "Increased utility rates, a return to more normal weather, such as we've seen in recent weeks, the anticipated general economic recovery, stable oil and gas prices and the expected improvement in results from our international investments should all contribute to more positive results in the second half of the year, but not enough to offset the slow start we experienced through June."

SECOND QUARTER 2002 ADJUSTED EARNINGS GUIDANCE

      The company expects its second quarter adjusted earnings will be
approximately $0.02 - $0.06 per diluted share.   The lower than anticipated
second quarter results were largely due to shortfalls in earnings from Alliant Energy's investments in Brazil as well as the company's oil and gas business, regulatory lag as it relates to pending utility rate increases and certain one-time charges. Details related to the second quarter earnings will be released on Friday, July 26.

Alliant Energy Corporation
July 18, 2002
Page 2 of 5

DIVIDEND COMMITMENT

        Alliant Energy affirmed its commitment to the current $2.00 per share
annual dividend.   The company has paid a dividend for 226 consecutive
quarters. "We remain committed to the dividend policy we have set in place and have no current plans to change that policy," stated Davis. "We continue to generate strong cash flows that will provide the financial flexibility to pay our current dividend in spite of the 2002 earnings challenges."

INITIAL 2003 ADJUSTED EARNINGS GUIDANCE

      Alliant Energy views its performance in the first half of 2002 as an aberration and expects to return in 2003 to an earnings performance more consistent with its performance in the previous three years. The company currently estimates adjusted earnings for 2003 of $2.40 - $2.60 per diluted share. The guidance does not include the impact of certain non-cash SFAS 133 valuation adjustments, gains/losses realized from potential sales of non-strategic assets or asset valuation charges that Alliant Energy may incur in 2003.

      The guidance also assumes Alliant Energy will not experience in 2003 a repeat of certain events that created downward earnings pressures in 2002. These events include significant regulatory lag as it relates to the implementation of utility rate increases following four-year base rate freezes in its various jurisdictions; extremely mild weather and depressed oil and gas prices experienced in the first quarter of 2002; lower sales in Brazil due to electricity rationing resulting from drought conditions and the slower than expected recovery to normal sales levels; negative impacts of a sluggish economy on Alliant Energy's utility and integrated services businesses; and significant regulatory and political uncertainties in Brazil, including an unstable wholesale power market.

      "The entire energy industry has faced significant challenges in 2002 and Alliant Energy has been no exception," stated Thomas M. Walker, Alliant Energy's Chief Financial Officer. "After a difficult 2002, we expect earnings to recover in 2003 driven by our regulated domestic utility business, the continued growth of our oil and gas operations and improved results from the remainder of our non-regulated businesses. We believe the successful implementation of our strategic plan will contribute significantly to achieving above average long-term annual growth rates in adjusted earnings."

      Drivers for Alliant Energy's earnings estimates include, but are not limited to:

>> Normal weather conditions in its domestic and international utility service territories
>>    Economic development and sales growth in its utility service territories
>>    Continuing cost controls and operational efficiencies in its utility operations
>>    Ability of its utility subsidiaries to recover their operating costs, and to earn a reasonable rate of return, in current and future rate proceedings
>> Ability to recover its purchased power and fuel costs, both domestically and internationally
>> Improved results of its Brazil investments through factors discussed elsewhere as well as the continued growth in earnings from its China investments
>> Improved earnings from Whiting Petroleum from current levels, including the stability of oil and gas prices and continued successful execution of its acquisition strategy
>>    Improved results of its other non-regulated businesses as a whole
>>    No additional material permanent declines in the fair market value of, or expected cash flows from, Alliant Energy's investments
>>    Other stable business conditions, including an improving economy

Alliant Energy Corporation
July 18, 2002
Page 3 of 5

STRATEGIC ACTIONS

      Alliant Energy is taking specific actions consistent with its Invest, Connect and Grow long-term strategic plan to improve its profitability and
overall financial strength.   A discussion of several of these actions
follows.

      Capital Expenditures and Profitability of Existing Businesses
      -------------------------------------------------------------

      Alliant Energy currently anticipates the following construction and acquisition expenditures in 2002 and 2003 (in millions):

---------------------------------------------------------------------- --------------- ----------------
                                                                            2002            2003
---------------------------------------------------------------------- --------------- ----------------
Domestic utility business:
---------------------------------------------------------------------- --------------- ----------------
    Power Iowa                                                           $       20        $   320 *
---------------------------------------------------------------------- --------------- ----------------
    Other utility infrastructure and reliability investments                    410            500
---------------------------------------------------------------------- --------------- ----------------
Non-regulated generation                                                        210             40
---------------------------------------------------------------------- --------------- ----------------
Oil and gas                                                                     170            130
---------------------------------------------------------------------- --------------- ----------------
Energy-related international                                                     90            110
---------------------------------------------------------------------- --------------- ----------------
Other non-regulated business development                                        100            100
---------------------------------------------------------------------- --------------- ----------------
Total                                                                      $  1,000        $ 1,200
---------------------------------------------------------------------- --------------- ----------------


* Includes approximately $130 million for potential purchase of turbines and related equipment from affiliate.

      Alliant Energy is executing a focused strategic growth plan, with the majority of its investments in its utility business, regulated and
non-regulated generation projects and oil and gas investments.   "We consider
generation to be one of our core competencies and a key growth area of our business in the coming years," stated Davis. "We will only make investments in regulated generation investments if we are assured in advance by the applicable regulators of receiving an appropriate rate of return on such investments. Given the status of the current non-regulated generation market, our initial investments in this market will focus on facilities with underlying long-term purchased power agreements. While we believe there are excellent acquisition opportunities in the existing non-regulated generation market, we will continue to be patient, prudent and diligent in our pursuit of such opportunities." Consistent with this approach, Alliant Energy recently announced its decision to purchase a $109 million, 309-megawatt, non-regulated, natural gas-fired power plant in Wisconsin. The entire power output of the facility is sold under contract to Milwaukee-based WE Energies through June 2008.

      Alliant Energy will also continue to invest significantly in its oil and gas business to gain the necessary scale to enable the company to consider
various strategic alternatives.   Alliant Energy's investments in its
Integrated Services businesses will be minimal over the next 18 months as the company focuses on improving the results of the existing operations.

      Alliant Energy plans to make additional investments in China, limited investments in New Zealand/Australia and no investments in Brazil over the next 18 months. The China investments are expected to be financed with cash flows generated internally by existing China investments and/or non-recourse debt.

Alliant Energy Corporation
July 18, 2002
Page 4 of 5

      Alliant Energy continues to focus on improving the operations and results from its Brazil investments. Post-rationing sales have not yet recovered to levels anticipated by Alliant Energy but the company still expects them to return to pre-rationing levels by the end of 2002 with robust sales growth commencing in 2003. The comprehensive review of the electric industry, including the wholesale power market, being performed by the Brazilian government continues and reforms are expected to be implemented later this year. Alliant Energy expects to begin realizing benefits from these initiatives later this year with more significant benefits anticipated in 2003. "We have experienced some unanticipated challenges related to our Brazilian investments the past year," stated Davis. "We have a comprehensive plan in place to improve the results during the next 18 months. While we remain committed to our investments in the Brazilian market, our long-term commitment is dependent on improved performance of these investments."

      Balance Sheet and Credit Ratings
      --------------------------------

      Alliant Energy remains committed to taking the necessary steps to ensure it has a strong balance sheet and investment grade credit ratings as a means of ensuring its long-term success. Alliant Energy continues to evaluate various debt and equity financing alternatives and expects to meet its future capital requirements with cash generated from operations, external financings and sales of non-strategic assets.

      Sales of Non-strategic Assets
      -----------------------------

      Alliant Energy recently announced its intentions to sell its ownership interest in its electricity trading joint venture with Cargill. Consistent with Alliant Energy's previously stated objectives to narrow its existing strategic platforms, the company continues to evaluate the sale of various other non-strategic assets. Such sales will enable Alliant Energy to continue to refine its strategic focus and to redeploy the proceeds to Alliant Energy's strategic growth platforms and/or reduce debt levels. Alliant Energy is committed, and has the financial strength, to take the necessary time to maximize the value from such asset sales.

      Rate Cases
      ----------

      In total, Alliant Energy's utility subsidiaries currently have requests for rate increases of $252 million pending before regulatory bodies in Wisconsin, Iowa and at the Federal Energy Regulatory Commission (FERC). Alliant Energy expects to receive a final order in its Wisconsin retail rate case in September. Alliant Energy is also continuing its attempts to reach an early resolution of its retail electric case in Iowa. If such efforts in Iowa are not successful, final rates in this case would likely not be implemented until late in the first quarter of 2003. Alliant Energy recently filed for a $20 million retail gas rate increase in Iowa and expects to have interim rates implemented early in the fourth quarter of 2002. While Alliant Energy still expects to receive reasonable rate increases in all of these cases, the anticipated timing of when such increases will occur has been delayed versus prior estimates. Alliant Energy continues to make significant investments in its utility infrastructure to continue providing safe and reliable utility service. As a result, delays in the timing and implementation of the anticipated rate increases continue to apply short-term downward pressure on earnings.

CONFERENCE CALL

      Alliant Energy will host a conference call to discuss this release on
Friday, July 19 at 9:00 a.m. central time.   Alliant Energy Chairman,
President and CEO Erroll B. Davis, Jr. and Executive Vice President and Chief Financial Officer Thomas M. Walker will host the call.

Alliant Energy Corporation
July 18, 2002
Page 5 of 5

      The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-441-0022 (no pass code is needed) up to fifteen minutes prior to the start of the call or by listening to a webcast of the call on the company's web site at
www.alliantenergy.com/investors.   A replay of the call will be available
-------------------------------
until July 25, 2002, at 800-839-0860 (pass code 1373) and at the company's web site.
                                         ###

      Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Resources, Inc., the parent company of Alliant Energy's non-regulated operations. Alliant Energy, through its subsidiaries and partners, provides electricity, natural gas, water and steam to more than three million customers worldwide. Through its non-regulated subsidiaries, Alliant Energy also provides energy products and services to domestic and international markets; provides integrated services, including environmental, engineering and transportation services; invests in affordable housing initiatives; and invests in various other strategic initiatives. More information about Alliant Energy is available on the World Wide Web at www.alliantenergy.com.

      This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the factors listed in the earnings guidance sections of this press release; weather conditions; regulatory or governmental actions, including with respect to rates and payment of dividends; economic and political conditions in Alliant Energy's domestic and international service territories; unanticipated issues related to Alliant Energy's ability to implement its strategic plan, especially as it relates to international investments; Alliant Energy's ability to identify and successfully complete acquisitions, development projects and proposed asset divestitures; material changes in the value of Alliant Energy's investments; technological developments; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the earnings guidance sections of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy's ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.